EX99.-2a(ii)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

Mercantile Absolute Return Fund for Tax-Exempt/Deferred Investors (TEDI) LLC

PURSUANT TO SECTION 18-202 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

****

FIRST: The name of the Limited Liability Company is Mercantile Absolute Return Fund for Tax-Exempt/Deferred Investors (TEDI) LLC (the “Limited Liability Company”).

SECOND: The Certificate of Formation is amended to change the name of the Limited Liability Company to PNC Absolute Return TEDI Fund LLC.

The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on October 5, 2007.

MERCANTILE ABSOLUTE RETURN FUND FOR
TAX-EXEMPT/DEFERRED INVESTORS (TEDI) LLC

By:	/s/ Kevin A. McCreadie
Kevin A. McCreadie
President